UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2013

Mattersight Corporation

(Exact Name of Company as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2013, Mattersight Corporation (the “Company”), together with its wholly-owned subsidiaries Mattersight Europe Holding Corporation and Mattersight International Holding, Inc., as co-borrowers, entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Amended and Restated Credit Facility”). The Amended and Restated Credit Facility (i) extends the maturity date of the revolving line to 2015; (ii) modifies the borrowing base from one based upon the Company’s unrestricted cash to one based upon the Company’s available accounts receivable; (iii) provides for a varying interest rate based on the Company’s ratio of unrestricted cash to debt; and (iv) requires the Company to maintain a tangible net worth of at least three million dollars ($3,000,000). The terms and conditions of the Amended and Restated Credit Agreement are otherwise substantially the same as those contained in the Loan and Security Agreement, dated June 29, 2012, by and between the Company, the subsidiary borrowers thereto, and Silicon Valley Bank, as previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2012, which are incorporated herein by reference.

The description of the Amended and Restated Credit Facility contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Loan and Security Agreement between Silicon Valley Bank, Mattersight Corporation, Mattersight Europe Holding Corporation, and Mattersight International Holding, Inc., dated May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: June 4, 2013	By:	/S/ Mark Iserloth
Mark Iserloth
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement between Silicon Valley Bank, Mattersight Corporation, Mattersight Europe Holding Corporation, and Mattersight International Holding, Inc., dated May 30, 2013